Exhibit 99.1

WOW! REPORTS THIRD QUARTER 2025 RESULTS

Greenfield markets now pass 106.6 thousand homes with a penetration rate at 16.0%

ENGLEWOOD, Colo. (November 5, 2025) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), one of the nation's leading broadband providers, with an efficient, high-performing network that passes 2.0 million residential, business and wholesale consumers, today announced financial and operating results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights (1)

●	Total Revenue of $144.0 million, a decrease of $14.0 million, or 8.9%, compared to the third quarter of 2024
●	HSD Revenue totaled $106.6 million, a decrease of $0.9 million, or 0.8%, compared to the third quarter of 2024
●	Net Loss was $35.7 million for the quarter ended September 30, 2025
●	Adjusted EBITDA of $68.8 million, a decrease of $8.5 million, or 11.0%, compared to the third quarter of 2024
●	Net loss of 4,900 HSD RGUs for the quarter ended September 30, 2025
●	Passed approximately 15,500 new homes and added 2,500 subscribers in the Greenfield markets during the third quarter of 2025, bringing total homes passed to 106,600 in Greenfield markets with a penetration rate of 16.0%
●	Revolving Credit Facility amendment extending due date to June 30, 2027
●	Announced agreement to be taken private by DigitalBridge Group Inc and Crestview Partners in $1.5 billion transaction, subject to certain closing conditions

“The pace of construction and our momentum around adding new customers in our Greenfield markets, where we added 15,500 new homes passed and approximately 2,500 new Greenfield HSD fiber subscribers this quarter, continue to drive our business forward as we head into the fourth quarter of 2025,” said Teresa Elder, WOW!’s CEO. “Maintaining our strong penetration rates as we continue to grow, demonstrates the strength of our strategy and the value we bring to our customers.”

“Our results this quarter reflect strong HSD ARPU, Adjusted EBITDA margins of nearly 48% and great customer metrics in our expansion markets, especially our penetration rates in both Greenfield markets and edge-outs,,” said John Rego, WOW!’s CFO. “We continue to aggressively manage our capital as we balance our growth initiatives while driving operating efficiencies across our business.”

Revenue

Total Revenue was $144.0 million for the quarter ended September 30, 2025, down $14.0 million, or 8.9%, as compared to the corresponding period in 2024.

Total Subscription Revenue for the quarter ended September 30, 2025 was $133.0 million, down $13.0 million, or 8.9%, as compared to the corresponding period in 2024. The decrease was primarily driven by a $10.6 million shift in service offering mix, as the Company experienced a reduction across all RGUs, and a $7.3 million decrease in volume across all services.  These decreases were partially offset by a $4.9 million increase in average revenue per unit (“ARPU”), due to rate increases issued in the first and second quarters of 2025.  ARPU is calculated as subscription revenue for each of the HSD, Video and Telephony services divided by the average total RGUs for each service category for the respective period.

Other Business Services Revenue totaled $4.9 million for the quarter ended September 30, 2025, an increase of $0.4 million, or 8.9%, as compared with the corresponding period in 2024, primarily due to increases in wholesale revenue.

Other Revenue totaled $6.1 million for the quarter ended September 30, 2025, down $1.4 million, or 18.7%, as compared to the corresponding period in 2024, primarily due to a decrease in paper statement revenue and advertising.

(1)	Refer to “Non-GAAP Financial Measures” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures,” and “Subscriber Information” in this Press Release for definitions and information related to Adjusted EBITDA, Adjusted EBITDA margin and reconciliation of non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) totaled $53.9 million for the quarter ended September 30, 2025, down $8.7 million, or 13.9%, compared to the corresponding period in 2024. The decrease is primarily driven by a reduction in direct operating expenses, specifically programming expenses of $8.3 million, which aligns with the reduction in Video RGUs between periods, along with a reduction in bad debt expense. Selling, General, and Administrative expenses totaled $38.1 million for the quarter ended September 30, 2025, up $0.2 million, or 0.5%, compared to the corresponding period in 2024. The increase is primarily due to increases in certain cash compensation expenses and increases in marketing expenses, partially offset by decreases in legal and professional fees and the receipt of business continuity insurance recoveries.

Net Loss

Net Loss for the quarter ended September 30, 2025 was $35.7 million as compared to net loss of $22.4 million for the quarter ended September 30, 2024. Net Profit Margin for the quarter ended September 30, 2025 was (24.8)% as compared to (14.2%) for the quarter ended September 30, 2024.

Adjusted EBITDA

Adjusted EBITDA for the quarter ended September 30, 2025 was $68.8 million, a decrease of $8.5 million, compared to the corresponding period in 2024. Adjusted EBITDA margin was 47.8% for the quarter ended September 30, 2025, as compared to 48.9% for the quarter ended September 30, 2024.

Subscribers

WOW! reported Total Subscribers of approximately 464,500 as of September 30, 2025, a decrease of 26,000, or 5%, compared to September 30, 2024, down 5,100 compared to June 30, 2025.  HSD RGUs totaled 457,100 as of September 30, 2025, a decrease of 23,500, or 5%, compared to September 30, 2024, and down 4,900 compared to June 30, 2025.

Market Expansion

Market Expansion projects passed an additional 19,200 homes for the quarter ended September 30, 2025, including 15,500 additional homes in Greenfield markets and 3,700 additional homes in Edge-out projects.  In total, Greenfield markets now pass a total of 106,600 homes and 17,100 subscribers, representing a 16.0% penetration rate.

At September 30, 2025, the 2025 Edge-out projects passed 8,700 new homes and 2,600 subscribers, representing a 29.9% penetration rate. The 2024 Edge-out projects passed 8,300 new homes and 3,800 subscribers, which represents 45.8% penetration rate. The 2023 Edge-out projects passed 18,500 new homes and 5,800 subscribers, which represents 31.4% penetration rate.

Capital Expenditures

Capital Expenditures totaled $52.5 million for the quarter ended September 30, 2025, representing a $12.0 million increase compared to the quarter ended September 30, 2024. The increase is primarily related to increases in scalable infrastructure, line extensions, and support capital and other as a result of the timing of spend on market expansion initiatives. Core Capital Expenditures, or total capital expenditures excluding expansion capital expenditures, equated to 18.7% of Total Revenue for the quarter ended September 30, 2025.

Liquidity and Leverage

As of September 30, 2025, the total outstanding amount of long-term debt and finance lease obligations was $1,065.5 million, and cash was $22.9 million. Total Net Leverage as of September 30, 2025 was 3.7x on a LTM Adjusted EBITDA basis and undrawn revolver capacity totaled $98.4 million.

Webcast

WOW! will host a webcast and conference call on Wednesday, November 5, 2025 at 8:00 a.m. ET to discuss the financial and operating results contained in this press release. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Wednesday, November 5, 2025	Call Time:	8:00 a.m. Eastern
Dial In:	(800) 715-9871	International:	(646) 307-1963
Conf. ID:	8453157

A replay of the call will be available on the investor relations website.

DigitalBridge Investments and Crestview Partners to Acquire WOW!

On August 11, 2025, WOW! announced an agreement under which affiliated investment funds of DigitalBridge Investments and Crestview Partners will acquire all of the outstanding shares of common stock of WOW! not already owned by Crestview and its affiliates for $5.20 per share in an all-cash transaction.

In connection with the acquisition agreement, WOW! entered into an agreement to extend the maturity date of our revolving credit facility to June 30, 2027 and, conditional on the closing of the acquisition transaction, to further extend the term of the facility to September 11, 2028.

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2025	2024

	(in millions, except share data)
Assets
Current assets
Cash	$22.9	$38.8
Accounts receivable—trade, net of allowance for credit losses of $3.1 and $3.3, respectively	34.2	32.0
Accounts receivable—other	8.1	2.1
Prepaid expenses and other	41.0	38.9
Total current assets	106.2	111.8
Right-of-use lease assets—operating	18.7	19.3
Property, plant and equipment, net	835.5	831.2
Franchise operating rights	276.8	278.3
Goodwill	225.1	225.1
Intangible assets subject to amortization, net	0.5	0.6
Other non-current assets	44.1	46.2
Total assets	$1,506.9	$1,512.5
Liabilities and stockholders’ equity
Current liabilities
Accounts payable—trade	$47.8	$42.2
Accrued interest	20.2	19.8
Current portion of long-term lease liability—operating	4.5	4.6
Accrued liabilities and other	67.3	72.8
Current portion of long-term debt and finance lease obligations	21.5	20.0
Current portion of unearned service revenue	22.4	23.8
Total current liabilities	183.7	183.2
Long-term debt and finance lease obligations, net of debt issuance costs —less current portion	1,044.0	997.4
Long-term lease liability—operating	16.2	16.9
Deferred income taxes, net	101.7	91.0
Other non-current liabilities	13.3	15.2
Total liabilities	1,358.9	1,303.7
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 101,405,755 and 100,219,835 issued as of September 30, 2025 and December 31, 2024, respectively; 85,726,819 and 84,810,418 outstanding as of September 30, 2025 and December 31, 2024, respectively	1.0	1.0
Additional paid-in capital	410.8	402.9
Retained earnings (accumulated deficit)	(105.9)	(38.5)
Treasury stock at cost, 15,678,936 and 15,409,417 shares as of September 30, 2025 and December 31, 2024, respectively	(157.9)	(156.6)
Total stockholders’ equity	148.0	208.8
Total liabilities and stockholders’ equity	$1,506.9	$1,512.5

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024

	(in millions, except for share data)
Revenue:
HSD	$106.6	$107.5	$316.8	$318.7
Video	16.9	28.0	58.3	90.6
Telephony	9.5	10.5	29.3	32.2
Total subscription services revenue	133.0	146.0	404.4	441.5
Other business services	4.9	4.5	14.7	14.8
Other	6.1	7.5	19.1	22.0
Total revenue	144.0	158.0	438.2	478.3

Costs and expenses:
Operating (excluding depreciation and amortization)	53.9	62.6	168.1	194.7
Selling, general and administrative	38.1	37.9	105.5	112.1
Depreciation and amortization	49.7	55.2	151.2	160.3
Impairment losses on intangibles	1.5	—	1.5	—
	143.2	155.7	426.3	467.1
Income from operations	0.8	2.3	11.9	11.2
Other income (expense):
Interest expense	(25.9)	(31.6)	(79.0)	(70.4)
Loss on early extinguishment of debt	(0.6)	—	(0.6)	—
Other income, net	0.1	0.4	0.3	0.9
Loss from operations before provision for income tax	(25.6)	(28.9)	(67.4)	(58.3)
Income tax (expense) benefit	(10.1)	6.5	—	10.1
Net loss	$(35.7)	$(22.4)	$(67.4)	$(48.2)

Basic and diluted loss per common share
Basic	$(0.43)	$(0.27)	$(0.82)	$(0.59)
Diluted	$(0.43)	$(0.27)	$(0.82)	$(0.59)
Weighted-average common shares outstanding
Basic	82,920,821	82,053,403	82,657,419	81,782,166
Diluted	82,920,821	82,053,403	82,657,419	81,782,166

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
	2025	2024

	(in millions)
Cash flows from operating activities:
Net loss	$(67.4)	$(48.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	152.7	158.0
Deferred income taxes	10.7	(23.1)
Provision for credit losses	5.5	7.3
Gain (loss) on sale of operating assets, net	(1.5)	2.3
Amortization of debt issuance costs and discount	4.4	1.3
Change in fair value of derivative instruments	2.9	10.9
Loss on debt extinguishment	0.6	—
Impairment losses on intangibles	1.5	—
Non-cash compensation	7.9	8.3
Other non-cash items	(0.3)	(0.2)
Changes in operating assets and liabilities:
Receivables and other operating assets	(13.7)	4.4
Payables and accruals	(11.5)	11.8
Net cash provided by operating activities	$91.8	$132.8
Cash flows from investing activities:
Capital expenditures	$(139.3)	$(164.1)
Other investing activities	1.6	0.2
Net cash used in investing activities	$(137.7)	$(163.9)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$52.0	$44.0
Payments on long-term debt and finance lease obligations	(18.4)	(14.9)
Reimbursement of finance lease payments	—	1.7
Payments of debt issuance costs	(2.3)	—
Purchase of shares	(1.3)	(1.5)
Net cash provided by financing activities	$30.0	$29.3
Decrease in cash and cash equivalents	(15.9)	(1.8)
Cash, beginning of period	38.8	23.4
Cash, end of period	$22.9	$21.6
Supplemental disclosures of cash flow information:
Cash paid during the periods for interest, net	$71.1	$61.0
Cash received during the periods for interest rate swap	$—	$2.9
Cash paid during the periods for income taxes	$1.1	$0.9
Cash received during the periods for refunds of income taxes	$—	$0.3
Insurance proceeds received for business interruption	$3.3	$—
Indemnification proceeds received for patent litigation	$1.0	$1.8
Non-cash operating activities:
Operating lease additions	$2.9	$3.2
Non-cash investing and financing activities:
Finance lease additions	$11.8	$8.1
Excise tax payable	$—	$0.2
Capital expenditures within accounts payable and accruals	$35.2	$25.7

About WOW!

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes 2.0 million residential, business and wholesale consumers. WOW! provides services in 20 markets, primarily in the Midwest and Southeast, including Michigan, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized nine times by the National Association for Business Resources as a Best & Brightest Company to Work For in the Nation® for the 10th time and by the National Association for Business Resources (NABR) for the sixth consecutive year.  Visit www.wowway.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the proposed acquisition of WOW! by funds affiliated with DigitalBridge Investments and Crestview Partners (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” “continue,” “likely,” “target” or similar expressions or the negative of these terms  or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements.

Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing or at all, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) potential litigation relating to the Transaction that could be instituted against DigitalBridge, Crestview, WOW! or their respective affiliates, directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Transaction, including the diversion of management’s attention from WOW!’s ongoing business operations, will harm WOW!’s business, including current plans and operations; (iv) the ability of WOW! to retain and hire key personnel in light of the Transaction; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vi) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect WOW!’s financial performance; (vii) certain restrictions during the pendency of the Transaction that may impact WOW!’s ability to pursue certain business opportunities or strategic transactions; (viii) significant transaction costs associated with the Transaction, including the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (ix) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring WOW! to pay a termination fee or other expenses; (x) the risk that WOW!’s stock price may decline significantly if the Transaction is not consummated; (xi) the risks and uncertainties pertaining to WOW!’s business, including those set forth in Part I, Item 1A of WOW!’s most recent Annual Report on Form 10-K and Part II, Item 1A of WOW!’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by WOW! with the U.S. Securities and Exchange Commission (“SEC”); and (xii) the risks and uncertainties that will be described in the proxy statement available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the proxy statement. While the list of factors presented here is, and the list of factors to be presented in the proxy statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on WOW!’s financial condition, results of operations, credit rating or liquidity.

In light of the significant uncertainties in these forward-looking statements, WOW! cannot assure you that the forward-looking statements in this communication will prove to be accurate, and you should not regard these statements as a representation or warranty by WOW!, its directors, officers or employees or any other person that WOW! will achieve its objectives and plans in any specified time frame, or at all. These forward-looking statements speak only as of the date they are made, and WOW! does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by applicable law.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted EBITDA margin. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity.

Refer to “Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to Net Income and Adjusted EBITDA margin to Net Profit margin which are the most directly comparable corresponding GAAP financial measures.

Subscriber Information

The Company uses the terms defined below throughout this release.

Homes passed are reported as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

We deliver multiple services to our customers, as such we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

WIDEOPENWEST, INC. AND SUBSIDIARIES

Reconciliations of GAAP Measures to Non-GAAP Measures

(unaudited)

The following table provides a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to Net (Loss) Income and Net Profit Margin for the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024

	(in millions)
Net loss	$(35.7)	$(22.4)	$(67.4)	$(48.2)
Net Profit Margin	(24.8)%	(14.2)%	(15.4)%	(10.1)%

Plus: Depreciation and amortization	49.7	55.2	151.2	160.3
Impairment losses on intangibles	1.5	—	1.5	—
Interest expense	25.9	31.6	79.0	70.4
Loss on early extinguishment of debt	0.6	—	0.6	—
Non-recurring professional fees, M&A integration and restructuring expense	14.0	17.4	44.3	36.7
Patent litigation settlement	—	—	(1.0)	(1.8)
Non-cash stock compensation	2.8	2.4	7.9	8.3
Other income, net	(0.1)	(0.4)	(0.3)	(0.9)
Income tax expense (benefit)	10.1	(6.5)	—	(10.1)
Adjusted EBITDA	$68.8	$77.3	$215.8	$214.7
Adjusted EBITDA Margin	47.8%	48.9%	49.2%	44.9%

WIDEOPENWEST, INC. AND SUBSIDIARIES

Capital Expenditures and Subscriber Information

(unaudited)

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024

	(in millions)
Customer premise equipment	$18.8	$20.0	$54.6	$54.4
Scalable infrastructure	16.8	7.8	40.6	58.2
Support capital and other	8.4	7.1	22.6	26.6
Line extensions	8.5	5.6	21.5	24.9
Total	$52.5	$40.5	$139.3	$164.1
Capital expenditures included in total related to:
Greenfields	$20.2	$6.5	$45.1	$59.8
Edge-outs	$2.5	$0.5	$8.7	$4.9
Business services	$2.9	$3.6	$7.1	$10.5

The following table provides an unaudited summary of our subscriber information:

	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,
	2024	2024	2025	2025	2025
Homes Passed	1,952,200	1,962,100	1,977,600	1,997,100	2,018,800
Total Subscribers	490,500	478,700	473,800	469,600	464,500
HSD RGUs	480,600	470,400	465,900	462,000	457,100
Video RGUs	66,300	60,600	48,900	42,500	40,000
Telephony RGUs	73,700	71,600	69,200	67,000	65,300
Total RGUs	620,600	602,600	584,000	571,500	562,400

Additional Information Available on Website:

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which will be posted on our investor relations website at ir.wowway.com, when it is filed with the Securities and Exchange Commission. A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available on our website.

Contact:
Andrew Posen
Vice President, Head of Investor Relations
303-927-4935
andrew.posen@wowinc.com

Debra Havins

Vice President, Corporate Communications

720-527-8214

debra.havins@wowinc.com